UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act of 1934

The Commerce Group, Inc.
(Exact name of registrant as specified in its charter)

Date of Report (Date of Earliest Event Reported): October 30, 2007

Massachusetts	001-13672	04-2599931
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

211 Main Street
Webster, Massachusetts	01570
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On October 30, 2007, The Commerce Group, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with MAPFRE S.A., a company organized under the laws of Spain ("Parent"), and Magellan Acquisition Corp., a Massachusetts corporation and an indirect wholly owned subsidiary of Parent ("Subsidiary"). The Merger Agreement provides for a merger (the "Merger") whereby Subsidiary will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming an indirect wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, at the effective time and as a result of the Merger, each then issued and outstanding share of Company common stock, par value $0.50 per share (each a "Share"), will be cancelled and converted into the right to receive $36.70 in cash per Share, without interest. In addition, as permitted by the Merger Agreement, the Company intends to declare and pay regular quarterly cash dividends of $0.30 per share per quarter.

Completion of the Merger is subject to various customary closing conditions, including, but not limited to, (1) the requisite approval of the Merger Agreement by the holders of at least two-thirds of the Shares, (2) the receipt of all required insurance regulatory approvals and (3) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Company currently expects that the Merger will be completed in early 2008, likely late in the first quarter or early in the second quarter.

Pursuant to the Merger Agreement, the Company has agreed that neither it nor the Company's subsidiaries nor any of their respective officers, directors, employees, consultants, agents, advisors and other representatives shall, directly or indirectly, (i) initiate, participate, solicit or encourage (including by way of providing information), or take any other action designed or reasonably likely to facilitate or encourage, any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any Acquisition Proposal (as defined in the Merger Agreement) or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations, or (ii) approve or recommend, or propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement providing for or relating to an Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations under the Merger Agreement or propose or agree to do any of the foregoing. The Merger Agreement expressly provides, however, that the Company may respond to an unsolicited written Acquisition Proposal if the Company's Board of Directors determines in good faith that such Acquisition Proposal constitutes or reasonably could be expected to lead to a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement provides certain termination rights for both the Company and Parent, and further provides that upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay Parent a termination fee of $68.0 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

On October 30, 2007, in connection with the execution of the Merger Agreement, each director of the Company and certain non-director executive officers (the "Named Shareholders") entered into a Voting Agreement (the "Voting Agreement") with Parent and Subsidiary. Pursuant to the Voting Agreement, among other things, each Named Shareholder has agreed to vote (or cause to be voted) in favor of the approval of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The Merger Agreement contains customary representations, warranties and covenants. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement. No person should

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rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts or the condition of the Company or Parent or any of their respective affiliates, because, among other reasons, they may be modified by information provided in the Disclosure Schedules referenced in the Merger Agreement, they may be subject to a contractual standard of materiality different from that generally applicable to the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"), or they may have been used for the purpose of allocating risk among the parties to the Merger Agreement rather than establishing matters as facts.

Forward-Looking Statements

Statements included in this report that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. Forward-looking statements are based on our current expectations and beliefs concerning future events and involve risks, uncertainties and assumptions. A number of risks, uncertainties, and other important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement and other factors that are more particularly described in the Company's filings with the SEC, including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and in subsequently filed quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file a proxy statement and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMMERCE GROUP, INC. AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company on the SEC's website at http://www.sec.gov. Free copies of the Company's SEC filings are also available from The Commerce Group, Inc., 211 Main Street, Webster, Massachusetts, 01570 Attention: Investor Relations.

Participants in the Solicitation

The Company, Parent and their respective executive officers and directors, may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company's shareholders with respect to the proposed Merger. Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2007 annual meeting filed with the SEC on April 17, 2007. Information about Parent's directors and executive officers is available from its 2006 Annual Report, which can be obtained for free from its website at www.mapfre.com and will also be available in a Schedule 13D to be filed by MAPFRE S.A. with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Merger.

Item 8.01 Other Events.

On October 30, 2007, the Company issued a press release announcing the execution of the Merger Agreement. A copy of that press release is furnished as Exhibit 99.2 (and deemed filed only to the extent required by Rule 14a-12).

On October 31, 2007, MAPFRE S.A. issued a press release announcing the execution of the Merger Agreement. A copy of that press release is furnished as Exhibit 99.3 (and deemed filed only to the extent required by Rule 14a-12).

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Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of October 30, 2007, by and among MAPFRE S.A., Magellan Acquisition Corp. and the Company

99.1	Voting Agreement, dated as of October 30, 2007, by and among MAPFRE S.A., the Company directors and certain of the Company's executive officers

99.2	The Commerce Group, Inc. Press Release, dated as of October 30, 2007 (furnished only to the extent required by Rule 14a-12)

99.3	MAPFRE S.A. Press Release, dated as of October 31, 2007 (furnished only to the extent required by Rule 14a-12)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE COMMERCE GROUP, INC.
(Registrant)

Date: October 31, 2007	By:	/s/ Randall V. Becker

Randall V. Becker
Senior Vice President-Chief Financial Officer
(Principal Financial Officer and duly authorized officer)

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EXHIBIT INDEX

Exhibit Number and Description

2.1	Agreement and Plan of Merger, dated as of October 30, 2007, by and among by and among MAPFRE S.A., Magellan Acquisition Corp. and the Company

99.1	Voting Agreement, dated as of October 30, 2007, by and among MAPFRE S.A., the Company directors and certain of the Company's executive officers

99.2	The Commerce Group, Inc. Press Release, dated as of October 30, 2007 (furnished only to the extent required by Rule 14a-12)

99.3	MAPFRE S.A. Press Release, dated as of October 31, 2007 (furnished only to the extent required by Rule 14a-12)

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